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                                                                    EXHIBIT 10.6

                        EMPLOYMENT AGREEMENT, AS AMENDED

     THIS AGREEMENT amended effective as of July 1, 1995 ("Effective Date"), by and between Hudson Chartered Bancorp, Inc. (the "Company"), First National Bank of the Hudson Valley (the "Bank"), and John C. VanWormer (the"Employee").

     WHEREAS, the Employee has heretofore been employed by the Bank and the Company as their President and is experienced in all phases of the business of the Bank and the Company; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank, the Company and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

1. The Employment Agreement dated November 24, 1993, and amended March 3, 1994, between the Employee and the predecessors of the Company and the Bank, which Agreement has been assumed by the Company and the Bank, shall remain in full force and effect until the Effective Date.

2.  Employment.  The Employee is employed as the President and Chief Executive
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Officer of the Bank and as the President of the Company.  The Employee shall render such administrative and management services for the Bank and the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank and the Company. The Employee's other duties shall be such as the Board of Directors of the Bank or the Company may from time to time reasonably direct, including normal duties as an officer of the Bank and of the Company.

3.  Base Compensation.  The Bank agrees to pay the Employee, beginning as of the
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Effective Date, a salary at the rate of $198,000 per annum, payable in cash not less frequently than monthly. In lieu of paying the Employee a base salary during the term of this Agreement, the Company agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due thereunder. The Board of Directors of the Company may nevertheless at any time agree to pay the Employee, during the remaining term of this Agreement, a salary for his services rendered for the Company. The Board of Directors of the Bank and of the Company shall have the discretion to increase the Employee's salary, at any time and from time to time. Any such increase shall reflect the Employee's contribution to the financial and business performance of the Company and the Bank during the preceding period.

4.  Discretionary Bonuses.  The Employee shall participate in an equitable
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manner with all other senior management employees of the Bank and/or the Company in discretionary bonuses that their respective Board of Directors may award from time to time to its senior management employees. No other compensation provided for in this agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

5.  (a)  Participation in Retirement, Medical and Other Plans.  Blue Cross/Blue
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Shield medical insurance coverage, including major medical insurance coverage, or similar insurance coverage provided by another insurance company, shall be maintained for the Employee and his dependents. In addition, the Employee shall participate in any plan that the Bank or the Company maintains generally for the benefit of its employees if the plan relates to (I) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group

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benefits, including disability and life insurance plans.  The Employee's participation in each such plan or program shall be in accordance with the terms and provisions thereof as generally applicable to all participants.

     (b) Employee Benefits; Expenses.  The Employee shall participate in any
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fringe benefits which are approved by the Board of Directors, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank and/or the Company.

6.  Term.  The Bank and the Company employed the Employee, and the Employee
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hereby accepted such employment, for the period commencing on November 24, 1993
("Employment Date") and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 10). On each annual anniversary date from the Employment Date, the Employee's term of employment shall be extended for a one-year period beyond the then effective expiration date, unless the Bank or the Company provides written notice to the Employee prior to such anniversary date advising the Employee that this Agreement shall not be further extended. Any such extension shall be subject to the consent of the Employee, which shall be presumed to be received unless the Employee provides the Company or the Bank with written notice on the contrary.

  7. The Employee shall be eligible to participate in and benefit from a supplemental retirement program ("SRP") as described in this section. The SRP shall provide supplemental retirement and tax deferral benefits to the extent benefits under the Hudson Chartered Bancorp, Inc. Retirement and Thrift Plan or any successor plan (the "Plan") are limited by provisions of the Internal Revenue Code, ERISA, or any other applicable law or regulation (the "Limitations").

       The SRP shall provide to the Employee an annual profit-sharing contribution equal to the excess of the amount that would have been contributed for the Employee under the Plan absent the Limitations, over the amount actually contributed to the Plan. The SRP will also permit the Employee to defer from his eligible compensation, as defined in the Plan, a dollar amount equal to the excess he could have deferred under the 401(k) feature of the Plan, absent the Limitations, over the amount he actually deferred under that plan; provided however, that the Employee has deferred the maximum amount permitted by the Limitations. The SRP will also provide, with respect to the supplemental deferral described in the previous sentence, a matching contribution equal to the matching contribution that the Plan would have provided if the supplemental deferral had been made into the 401(k) feature of the Plan.

       The SRP shall be an account maintained on the books of the Employer on behalf of the Employee which shall include each of the amounts described in the preceding paragraph for each year of employment under this Agreement. Each of such amounts shall be recorded in the SRP at the same time it would have been paid or credited to the Employee's accounts under the Plan. The Employee's Account under the SRP shall be credited with earnings equal to the Chase Bank prime rate in effect from time to time, at the same time that earnings would be credited under the Plan. Although the SRP is a bookkeeping account maintained

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by the Employer to record its supplemental retirement liability to the Employee, the Employer may create a reserve or a fund to cover some or all of such liability. However, any such reserve or fund shall at all times be subject to the claims of creditors of the Employer. Benefits under the SRP shall be paid solely from the general assets of the Employer, and the Employee shall be a general unsecured creditor of the Employer with respect to the Employer's liability to the Employee under the SRP.

  Benefits under the SRP shall be fully vested at all times and shall be paid to the Employee in the same manner and at the same time as benefits shall be paid to the Employee from the Plan.

  8.   Loyalty Noncompetition.
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       (a) During the period of his employment thereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties thereunder; provided, however, from time to time, Employee may serve on boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or the Bank or any of their subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined by the fact that the Employee cannot be gainfully employed in any other position or job, but the time devoted to the Company and the Bank shall be that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to or conflicting with the business affairs or interests of the bank or the Company or any of their subsidiaries or affiliates.

       (b) Nothing contained in this Paragraph 8 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank and the Company, or, solely as a passive or minority investor, in any business.

  9.   Standards.  The Employee shall perform his duties under this Agreement in
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accordance with such reasonable standards as the Board of Directors of the Bank and/or of the Company may establish from time to time ("Performance Standards"). The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

  10.  Vacation and Sick Leave.  At such reasonable times as the Board of
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Directors of the Ban and/or the Company shall in its discretion permit, the
Employee shall be entitled, without loss of pay to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

       (a) The Employee shall be entitled to an annual vacation of not less than four weeks, in accordance with the policies that the Board of Directors of the Bank and/or the Company periodically establishes for senior management employees of the Bank or the Company.

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  (b) The Employee shall not receive any additional compensation from the Bank or the Company on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in accordance with the policies that the Board of Directors of the Bank and/or the Company periodically establishes for the employees of the Bank or the Company.

  (c) The Board of Directors of the Bank or the Company may grant to the Employee a leave or leaves or absence, with or without pay, at such time or times and upon such terms and conditions as such Board of Directors in its discretion may determine.

  (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors of the Bank or the Company.

  11.  Termination and Termination Pay.  Subject to Section 13 hereof, the
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Employee's employment thereunder may be terminated under the following circumstances:

  (a) Death.  The Employee's employment under this Agreement shall terminate
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upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the salary provided pursuant to Section 3 hereof through the last day of the calendar month in which his death occurred.

  (b) Just Cause.  The Board of Directors of the Bank or the Company may, by
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written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Company's or the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, consistent failure to meet Performance Standards (after notice to the Employee), willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, (I) the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Bank or the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), a finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (b) and specifying the particulars thereof in detail.

  (c) Without Just Cause.  Subject to Section 13 hereof, the Board of Directors
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of the Bank or the Company may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive salary provided

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pursuant to Section 3 hereof, up to the date of termination of the term of this
Agreement (including any renewal term of this Agreement previously agreed to by the Board of Directors) plus paid salary for an additional 12-month period.
Said sum shall be paid, at the option of the Employee, either(I) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum with ten (10) days of such termination. In addition, the Company or the Bank shall continue, at no cost to the Employee, coverage under the medical welfare plans in which he and his dependents participated prior to the termination, for a period of 18 months following the date such coverage would otherwise have expired due to the termination.

  (d) Termination or Supervision Under Federal Law.
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       (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Company and the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

       (2) If the bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations of the parties under this Agreement shall terminate as of the date of default, but this Section 9(e)(2) shall not affect any vested rights of the parties.

       (3) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's and the Company's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may (I) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

  (e) Voluntary Termination by Employee.  Subject to Section 13 hereof, the
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Employee may voluntarily terminate employment with the Bank and the Company during the term of this Agreement, upon at least 60 days' prior written notice to each of their Board of Directors, in which case the Employee shall receive only his compensation vested rights in the employee benefits up to the date of his termination.

  12.  No Mitigation.  The Employee shall not be required to mitigate the amount
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of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset; or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

  13.  Change in Control.
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  (a) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Company or the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in

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control of the Bank or the Company, the Employee shall be paid an amount equal to difference between (I) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder and (ii) the sum of any other parachute payments as defined under Section 280G(b)(2) of the Code that the Employee receives on account of the change in control. Said Sum shall be paid in one lump sum within ten (10) days after such termination.

       The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's or Company's voting stock, (2) the control of the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (except in the case of (1), (2) and (3) hereof, ownership or control of the Bank or its Directors by the Company itself shall not constitute a "change in control") and
(4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of either of such Boards was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

  (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of the Bank or the Company, and the Employee shall thereupon be entitled to receive the payment described in
Section 12(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (I) the requirement that the Employee perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the Effective Date of this Agreement; (ii) a reduction in the Employee's base compensation as in effect on the Effective Date of this Agreement or as the same may have been increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for employees or senior officers of the Company or the Bank on the terms and conditions generally applicable to such participants, or the taking of any action by the Company or the Bank which would directly or indirectly reduce any such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control;
(iv) the assignment to the Employee of material duties and responsibilities other than those normally associated with his position as referenced at Section 1l (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank or the Company; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company.

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  (c) In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, including this Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Section 11 or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions provided that the Employee shall obtain a final judgment by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid with ten (10) days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

  14.  Successors and Assigns.
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  (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or the Company.

  (b) Since the Bank and the Company are contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties thereunder without first obtaining the written consent of the Bank and the Company, such consent to be within the sole discretion of the Bank and the Company.

  15.  Joint and Several Liability.  To the extent permitted by law, the Company
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and the Bank shall be jointly and severally liable for the payment of all amounts due, and shall be jointly and severally entitled to the benefits and remedies of this Agreement.

  16.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by all parties, except as herein otherwise specifically provided.

  17.  Applicable Law.  Except to the extent preempted by Federal law, the laws
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of the State of New York shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

  18.  Severability.  The provisions of this Agreement shall be deemed severable
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and the invalidity or unenforceability of any provision shall not effect the validity or enforceability of the other provisions hereof.

  19.  Entire Agreement.  This Agreement, together with any understanding or
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modifications hereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto, and shall supersede any prior agreements between the parties (including but not limited to the agreement dated May 15, 1985, as thereafter amended, between the Employee and the predecessor of the Bank).

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       IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first thereinabove written.

                    HUDSON CHARTERED BANCORP, INC.

                    By: /s/ Robert Bowman
                        ----------------------------------------
                    Chairman, Personnel & Compensation Committee

                    FIRST NATIONAL BANK OF THE HUDSON VALLEY

                    By: /s/ Robert Bowman
                        ----------------------------------------
                    Chairman, Personnel & Compensation Committee

                    /s/ John C. Van Wormer
                    --------------------------------------------

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